Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (Nos. 333-239464, 333-238623, and 333-233568), Form S3 (Nos.333-285327) and Form S-8 (Nos. 333-239725, 333-232363, 333-256978, 333-266103, 333-278266, 333-280623 and 333-289921) of Cardiff Oncology, Inc. (the “Company”) of our report dated February 24, 2026, relating to the financial statements, which appears in this Annual Report on Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, P.C.

San Diego, California

February 24, 2026